UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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BENCHMARK ELECTRONICS, INC.
(Name of Registrant as Specified in Its Charter)

ENGAGED CAPITAL MASTER FEEDER I, LP
ENGAGED CAPITAL MASTER FEEDER II, LP
ENGAGED CAPITAL CO-INVEST II L.P.
ENGAGED CAPITAL I, LP
ENGAGED CAPITAL I OFFSHORE, LTD.
ENGAGED CAPITAL II, LP
ENGAGED CAPITAL II OFFSHORE LTD.
ENGAGED CAPITAL, LLC
ENGAGED CAPITAL HOLDINGS, LLC
GLENN W. WELLING
JEFFREY S. MCCREARY
ROBERT K. GIFFORD
BRENDAN B. SPRINGSTUBB

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Engaged Capital, LLC, together with the other participants named herein (collectively, "Engaged Capital"), has filed a definitive proxy statement and an accompanying BLUE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of director nominees at the 2016 annual meeting of stockholders of Benchmark Electronics, Inc., a Texas corporation.

Item 1: On May 4, 2016, Engaged Capital issued the following press release:

BENCHMARK SHAREHOLDERS THE TIME FOR ACTION HAS ARRIVED – VOTE FOR CHANGE ON ENGAGED CAPITAL’S BLUE PROXY TO ELECT ALL THREE ENGAGED NOMINEES TODAY

Three Proxy Advisors have Recommended You Vote on Engaged Capital’s Blue Proxy

•	BHE shareholders have a critical opportunity to influence the future value of their investment by holding the Board accountable
•	Engaged Capital believes there is an opportunity to improve BHE’s valuation by 50%
•	All 3 proxy advisory firms agree change is needed at BHE and recommend a vote for Engaged nominees
•	Vote the BLUE Engaged Capital proxy card today to elect Robert K. Gifford, Jeffrey S. McCreary, and Brendan B. Springstubb

Newport Beach, CA, May 4, 2016 /Business Wire/ - Engaged Capital, LLC (together with its affiliates, “Engaged Capital”), an investment firm specializing in enhancing the value of small and mid-cap North American equities and a 4.9% shareholder of Benchmark Electronics, Inc. (“BHE” or the “Company”) (NYSE: BHE), issued the following letter to fellow BHE shareholders. The full text of the letter follows:

Dear Fellow Shareholders:

The 2016 Annual Meeting of Shareholders (the “Annual Meeting”) of Benchmark Electronics, Inc. (“Benchmark,” “BHE” or the “Company”) is just one week away. Engaged Capital, LLC (together with its affiliates, “Engaged Capital” or “we”) is a large shareholder of the Company with ownership of 4.9% of the Company’s outstanding shares. We have an extensive history of working constructively with boards and management teams of dozens of public companies to catalyze value creation for shareholders.

As Benchmark shareholders, collectively, we all have a critical opportunity to influence the future of our investment by holding BHE’s board of directors (the “Board”) accountable and electing Engaged Capital’s three highly-qualified nominees, Robert K. Gifford, Jeffrey S. McCreary, and Brendan B. Springstubb, to the Board at next week’s Annual Meeting.

Since publicly announcing our nomination of highly-qualified candidates to the Board, and laying out our detailed case for change at BHE, we have been overwhelmed by the support of our fellow shareholders. Many of you believe as we do, that BHE’s poor capital allocation, inefficient working capital, misaligned incentive compensation, and ineffective investor communications are holding BHE back from creating value for shareholders. The incontrovertible evidence supporting that conclusion has been the persistent underperformance of BHE shares against those of its peers and all relevant indices for over a decade. The numbers don’t lie!

The stale and long-tenured Board, who altogether own just ~2.4% of BHE’s outstanding shares, reacted in a disappointing but predictable manner, when presented with their abysmal record of shareholder value destruction. The Board attempted to frustrate our efforts at every possible opportunity, including:

•	Brazenly cherry-picking time periods against which to measure BHE’s performance – including omitting a very recent 14% decline in the share price;
•	Using flawed, non-standard calculations of metrics like Return on Invested Capital (ROIC), to mislead shareholders and incentivize potentially value destructive acquisitions;
•	Defending a decade of poor decision making by incumbent members of the Board, including the recent value destructive acquisition of Secure Communications Inc.;
•
Misrepresenting the skills and experience of our highly qualified nominees, two of whom have decades of experience in the EMS industry and one of whom represents more ownership of BHE than the entire board combined; and

•	Improperly interfering with the employer of one of our nominees in order to pressure her to withdraw her consent to serve, which she did.

The Board’s desperate actions and rhetoric display all the hallmarks of broken governance, entrenchment and a total lack of accountability to shareholders. It is very clear that BHE requires new experienced and highly-qualified directors in the boardroom, including direct shareholder representatives, to create lasting value for all BHE shareholders.

As we said at the outset of our campaign, we believe that there is an opportunity to improve BHE's valuation by over 50% by enacting a credible plan to address key areas of BHE’s underperformance:

•	Instill a rigorous, disciplined approach to capital allocation;
•	Work with outside consultants to increase and accelerate the pursuit of working capital efficiencies;
•	Align executive compensation with shareholders;
•	Increase transparency, align financial reporting with peers, and increase analyst coverage; and
•	Add new, highly qualified board members aligned with shareholders: Robert K. Gifford, Jeffrey S. McCreary, and Brendan B. Springstubb.

Our case for change and our plan to restore value to BHE shareholders have received the endorsement of all three leading independent proxy advisors, Institutional Shareholder Services, Glass Lewis & Co., and Egan Jones, which have recommended that BHE shareholders vote the BLUE Engaged Capital proxy.

Fellow shareholders, the time for action has arrived.

Engaged Capital’s nominees include two individuals who have spent most of their careers in and around the EMS industry, Robert K. Gifford and Jeffrey S. McCreary; and one individual who represents more ownership than the entire board combined and who has a decade of experience helping drive value creation through disciplined capital allocation, aligning executive compensation with shareholders, and fixing opaque investor communications, Brendan B. Springstubb. With little time remaining, the only way to hold the Board accountable is to vote for each of these individuals on the BLUE Engaged Capital proxy TODAY.

Thank you for your support,

/s/ Glenn W. Welling

Glenn W. Welling

VOTE THE BLUE PROXY FOR OUR THREE HIGHLY QUALIFIED DIRECTOR CANDIDATES TO CREATE VALUE AT BENCHMARK ELECTRONICS

If you have any questions, or require assistance with your vote, please contact Morrow & Co., LLC, toll- free at (800) 662-5200, call direct at (203) 658-9400 or email: engaged@morrowco.com

More information on Engaged Capital’s case is available at www.adeeperbench.com.

About Engaged Capital:

Engaged Capital, LLC (“Engaged Capital”) was established in 2012 by a group of professionals with significant experience in activist investing in North America and was seeded by Grosvenor Capital Management, L.P., one of the oldest and largest global alternative investment managers. Engaged Capital is a limited liability company owned by its principals and formed to create long-term shareholder value by bringing an owner’s perspective to the managements and boards of undervalued public companies. Engaged Capital manages both a long-only and long/short North American equity fund. Engaged Capital’s efforts and resources are dedicated to a single investment style, “Constructive Activism” with a focus on delivering superior, long-term, risk-adjusted returns for investors. Engaged Capital is based in Newport Beach, California.

Investor Contact:

Morrow & Co., LLC
Tom Ball, 203-658-9400
tomball@morrowco.com

John Ferguson, 203-658-9400
jferguson@morrowco.com

or visit www.adeeperbench.com

Media Contact:

Bayfield Strategy, Inc.
Riyaz Lalani, 416-907-9365
rlalani@bayfieldstrategy.com

SOURCE: Engaged Capital, LLC

Item 2: The following materials were posted by Engaged Capital to www.adeeperbench.com: